Exhibit 99.1

FOR IMMEDIATE RELEASE

AmeraMex International Announces a One-for-Fifty Reverse Stock Split

Shares of Common Stock Will Begin Trading on Split-Adjusted Bases

December 21, 2020

CHICO, CA, December 18, 2020 –AmeraMex International, Inc. (OTCQB: AMMX), a provider of heavy equipment for logistics companies, infrastructure construction and forestry conservation, today announced that it will effect a one-for-fifty reverse stock split of its common stock at 5:00 pm ET today.

Beginning with the opening of trading on December 21, 2020, the Company’s common stock will trade on the OTC Markets on a split-adjusted basis under a new CUSIP number 02356P209. The symbol for the Company’s common stock will change to AMMXD for 20 business days following December 21, 2020.

The Company’s stockholders approved an amendment authorizing the reverse stock split by a written consent in lieu of a special meeting of stockholders on September 11, 2020. The reverse stock split was effected by filing a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Nevada.

The reverse stock split will be effected simultaneously for all outstanding shares of common stock and the ratio will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of AmeraMex International common stock uniformly, including officers and directors. While the number of shares each stockholder owns will decrease, their percentage ownership of the Company will remain the same. No fractional shares will be issued in connection with the reverse stock split, and all fractional shares will be rounded up to the nearest whole share.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 753.4 million to approximately 15.1 million.

There will be no change to the number of authorized shares or par value of the Company’s common or preferred stock following the effectiveness of the reverse split.

Pacific Stock Transfer & Trust Company, LLC (PST), based in Las Vegas, NV is acting as the exchange agent and transfer agent for the reverse stock split. PST will provide instructions to stockholders with physical certificates regarding the process for exchanging their pre-split stock certificates for post-split shares in book-entry form.

For further details regarding the reverse stock split, please see the Company’s Definitive Information Statement on Schedule 14C filed with the SEC at www.sec.gov.

About AmeraMex International

AmeraMex International sells, leases, and rents heavy equipment to companies within multiple industries including construction, logistics, mining, and lumber. AmeraMex, with a US and international customer base, has over 30 years of experience in heavy equipment sales and service. Follow AmeraMex on Twitter @ammx_intl and visit the AmeraMex website, www.AMMX.net or www.hamreequipment.com for additional corporate information, online heavy equipment inventory/ pricing and videos.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Investors are encouraged to review the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor and Media Relations
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Marty Tullio, Managing Member
Office: 949.632.1900 or Marty@McCloudCommunications.com